As filed with the Securities and Exchange Commission on November 16, 2018

Registration No. 333- ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONE HORIZON GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

46-3561419

I.R.S. Employer Identification Number

34 South Molton Street, London W1K 5RG, United Kingdom

+44(0)20 7409 5248

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Martin Ward

34 South Molton Street, London W1K 5RG, United Kingdom

+44(0)20 7409 5248

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vincent J. McGill, Esq.

Mandelbaum Salsburg, P.C.

1270 Avenue of the Americas, Suite 1808

New York, New York 10020

Phone: (212) 324.1876

Fax: (973) 325.7467

E-mail: vmcgill@lawfirm.ms

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.0001 per share	14,500,000	$0.185	$2,682,500	$325.12

(1)	Pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions. The shares may be offered for resale by the selling stockholder pursuant to the prospectus contained herein.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on an average of the high and low reported sales prices of the registrant’s shares of common stock, as reported on The NASDAQ Capital Market on November 15, 2018.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2018

ONE HORIZON GROUP, INC.

14,500,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus (the “Selling Stockholders”) of 14,500,000 shares of our common stock (the “Shares”). See “Selling Stockholders.”

The Selling Stockholders may sell the Shares from time-to-time on the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 8 of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OHGI.”

The last reported closing sale price of our common stock on The NASDAQ Capital Market on November 15, 2018 was $0.18 per share.

We may amend or supplement this prospectus from time-to-time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______ ____, 2018.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any free writing prospectus we authorize to be delivered to you in connection with this offering and the documents we have filed with the Securities and Exchange Commission that are incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; the potential delisting of our common stock from The NASDAQ Capital Market; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors,” beginning on page 8 of this prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus or the date of the document incorporated by reference in this prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on the information contained in or incorporated by reference in this prospectus and any freewriting prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or any such free writing prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “One Horizon” “we,” “us” and “our” refer to One Horizon Group, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information you should consider before investing in our securities. You should consider all of the information contained in this prospectus, including the factors described under the heading “Risk Factors” on page 8 and the financial and other information incorporated by reference in this prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Overview

We are a holding company which, through our operating subsidiaries, is engaged in the digital media, entertainment and secure messaging businesses, described below.

During the year ended December 31, 2017, we restructured our operations and simplified and strengthened our capital structure by:

●	Selling certain of our operating subsidiaries (the “Discontinued Entities”) to our former Chief Executive Officer pursuant to a Stock Purchase Agreement entered into August 10, 2017, in consideration for the forgiveness of $1,968,243 payable to our former CEO.

●	Issuing (A) (i) 13,000,000 shares of our common stock in exchange for $3,000,000 principal amount of an outstanding subordinated debenture in the principal amount of $3,500,000 and the forgiveness of accrued and unpaid interest thereon, (ii) our 7% promissory note in the principal amount of $500,000 for the surrender of the remaining principal amount of the debenture, and (B) 4,000,000 shares of our common stock and our 7% promissory note in the principal amount of $500,000 for all of the outstanding shares of our Series A-1 Convertible Preferred Stock, and (iii) 859,802 shares of our common stock to our Chief Financial Officer in exchange for $662,048 of indebtedness payable to him.

The restructuring and simplification and strengthening of our capital structure has allowed us to concentrate on developing our secure messaging business, which is focused on gaming, educational and security applications in China and Hong Kong, while seeking acquisition opportunities. In September 2017, Mark White who had previously served as our Chief Executive Officer, was appointed Chief Executive Officer to develop and implement our acquisition strategy.

On February 22, 2018, we acquired 51% of the membership interests in Once In A Lifetime LLC, a Florida limited liability company d/b/a/ 123 Wish (“123 Wish”), pursuant to an Exchange Agreement dated January 18, 2018, with 123 Wish and its members in consideration for 1,333,334 shares of our common stock, plus an additional number of shares of our common stock based upon the net after tax earnings of 123 Wish during the six month periods ending six and twelve months after the completion of the acquisition. Once In A Lifetime LLC has been merged into our newly formed majority-owned Delaware subsidiary, 123 Wish, Inc.

123 Wish is a subscription-based, experience marketplace that focuses on providing users with exclusive opportunities to enjoy personalized, dream experiences with social media influencers, including Jake Paul and Team 10, as well as celebrities, professional athletes, fashion designers and artists, while supporting a diverse range of charities.

On March 20, 2018, we acquired C–Rod, Inc., including its record label, Velveteen Entertainment, and media division, Mues Media (collectively, the “C-Rod Companies”) pursuant to an Exchange Agreement dated February 27, 2018 with C-Rod, Inc., Christopher Rodriguez and Patricia Rodriguez, in consideration for $150,000, 1,376,147 shares of our common stock, plus an additional number of shares of our common stock based upon the net after tax earnings of C-Rod during the two years ending after the completion of the acquisition. On May 2, 2018, we amended the articles of incorporation of C-Rod, Inc. to change its corporate name to Love Media House, Inc.

C-Rod, Inc., a music production company founded in 2002 by Grammy-nominated, multi-platinum producer and composer Christopher Rodriguez, regularly works with artists, which have included many celebrity acts.

On May 18, 2018, we acquired 51% of the outstanding shares of Banana Whale Studios Pte. Ltd., a Singapore corporation (“Banana Whale”). In exchange for the interest in Banana Whale, we agreed to issue to its current stockholders the number of shares of our common stock determined by dividing six times the net after tax earnings of Banana Whale during the twenty-four-month period ending May 31, 2020, (the “Measurement Period”) by the average of the closing price of our common stock during the ten trading days immediately preceding the end of the Measurement Period (the “Market Value”). If Banana Whale’s net after tax earnings during the Measurement Period exceeds $5,655,000, we will issue to the stockholders of Banana Whale a number of additional shares of common stock equal to Banana Whale’s net after-tax earnings for the Measurement Period, divided by the Market Value of the common stock; provided, that if Banana Whale’s net after tax earnings during the Measurement Period exceeds $5,655,000 by more than 20%, we will deliver to the stockholders of Banana Whale a number of additional shares of common stock equal to two (2) times Banana Whale’s net after-tax earnings for the Measurement Period, divided by the Market Value of the common stock. To the extent the number of shares which we are obligated to issue to the stockholders of Banana Whale exceeds 7,777,152 shares, representing 19.99% of our outstanding shares of common stock immediately prior to the acquisition (the “Excess Shares”), instead of issuing the Excess Shares to the Banana Whale Stockholders we will pay them an amount in cash for the excess Shares based upon the Market Value.

As a condition to closing the acquisition, Banana Whale’s stockholders demanded and we have deposited in escrow for their benefit 7,383,000 shares of our common stock as security for our obligation to issue such shares to which they may become entitled. If the number of shares to which the stockholders of Banana Whale become entitled is less than 7,383,000, the excess shares will be returned to us for cancellation. We also granted Banana Whale the right to use our secure messaging software.

Banana Whale is a B2B software provider in the $100+ billion-dollar gaming industry focusing on innovation and next generation games and entertainment.

Recent Developments

Acquisition of a Controlling Interest in Browning Productions & Entertainment, Inc.

On October 22, 2018, we entered into an Exchange Agreement pursuant to which we acquired a majority of the outstanding shares (the “Control Shares”) of Browning Productions & Entertainment, Inc., a Florida corporation (“Browning”), from William J. Browning, the sole stockholder of Browning. Browning produces television programs which have aired internationally as well as nationally.

In exchange for the controlling interest in Browning, we paid Mr. Browning $10,000 and issued to him 150,000 shares of common stock, and agreed to issue to him an additional 150,000 shares of common stock following completion of the audit of Browning’s financial statements, plus an additional number of shares of common stock determined by dividing two and a half times the net after tax earnings of Browning during the twelve month period ending December 31, 2019 by the average of the closing price of our common stock during the ten consecutive trading days immediately preceding the end of 2019. To the extent the number of shares which we are obligated to issue to Mr. Browning exceeds 13,553,506 shares, representing 19.99% of our outstanding shares of common stock immediately prior to the acquisition (the “Excess Shares”), instead of issuing the Excess Shares to Mr. Browning we will pay him an amount in cash for the Excess Shares. We had previously paid Mr. Browning $10,000 and issued 35,000 shares of common stock to him upon execution of a non-binding letter of intent for the acquisition of Browning on May 10, 2018.

We have agreed to register for resale the initial 150,000 shares issued to Mr. Browning.

We have a right of first refusal to purchase the remaining shares of Browning.

In the event our common stock is delisted from NASDAQ, Mr. Browning has the right to request that we return to him the Control Shares, provided that he has not disposed of one-half of the shares issued and issuable to him in connection with the acquisition.

We also have agreed to provide Browning with a working capital loan in an initial amount of $150,000, which is to be repaid out of the post-closing net profit of Browning.

Settlement of Litigation with Zhanming Wu

On May 30, 2018, Zhanming Wu (“Wu”) commenced an action in the Court of Chancery of the State of Delaware [Case No.2018-0387-JRS] against us and our directors and officers (collectively, the “Director Defendants”) (i) to enjoin us and our affiliates from issuing, offering, selling or granting any shares of our common stock to any person or entity, or consummate any merger, acquisition or similar transaction without the prior approval of Mr. Wu, and to prevent the Individual Defendants from undermining that right by engaging in any further transactions designed to entrench themselves as directors and officers of our company and to dilute Mr. Wu’s stock ownership below 30% of our outstanding shares, (ii) to enforce Mr. Wu’s right to appoint four directors to our Board of Directors, (iii) to rescind the issuance of 7,383,000 shares to the former stockholders of Banana Whale Studios Pte. Ltd (“Banana Whale”) in exchange for 51% of the outstanding shares of Banana Whale (the “Banana Whale Acquisition”), (iv) to obtain a declaration that the Individual Defendants have breached their fiduciary duty of loyalty by taking actions to entrench themselves on our Board of Directors; and (v) seeking an award of attorneys’ fees and costs in connection with the litigation and such other relief as the Court deems fair and equitable.

On June 11, 2018, Wu commenced a second action in the Court of Chancery of the State of Delaware [Case No.2018-0427-JRS; the “225 Action”] under Section 225 of the Delaware General Corporation Law seeking (i) to appoint four directors to our Board of Directors, (ii) to enjoin us and our affiliates from issuing, offering, selling or granting any shares of our common stock to any person or entity, or consummate any merger, acquisition or similar transaction without the prior approval of Mr. Wu during the pendency of this action and (iii) seeking an award of attorneys’ fees and costs in connection with the litigation and such other relief as the Court deems fair and equitable.

On October 15, 2018, the parties entered into an agreement (the “Settlement Agreement”) which provides for the immediate cessation of all activities in the two actions and which will result in the dismissal of the two actions upon our fulfillment of certain conditions. Among the obligations which we are required to fulfill to obtain the complete dismissal of the actions are the issuance of 354,409 shares to Mr. Wu to reimburse a portion of the expenses incurred in connection with the actions, the nomination and election to our Board of Directors of up to two individuals designated by Mr. Wu, the redemption of up to approximately 850,000 shares of common stock from certain investors whom Mr. Wu recommended to invest in our company (the “Additional Investors”) should they request that we do so and the facilitation of the sale of shares of our common stock by Mr. Wu, including the registration of such shares for sale under the Securities Act. Pending the re-election of Mr. Wu’s nominees to the Board of Directors at our 2018 Annual Meeting of Stockholders, we will continue to comply with the terms of the Status Quo Order issued in July in connection with the 225 Action.

Corporate Information

Our principal executive offices are located at 34 South Molton Street, London W1K 5RG, United Kingdom, and our telephone number at that location is +44(0)20 7409 5248. The URL for our website is www.onehorizongroup.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus.

The Offering

Shares Offered	14,500,000 shares of common stock offered by the Selling Stockholder.

Shares Outstanding	85,401,431 shares of common stock.*

Use of Proceeds	We will not receive any proceeds from the sale of the Shares offered by this prospectus.

Listing	Our common stock is listed on The NASDAQ Capital Market under the trading symbol “OHGI.”

Plan of Distribution	The Selling Stockholders may sell the Shares from time-to-time on the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution.”

Risk Factors	You should carefully read and consider the information set forth or described under “Risk Factors” in this prospectus and all other information contained or incorporated by reference in this prospectus.

*	Does not include 330,869 shares which may be acquired upon exercise of outstanding warrants.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and all other information in this prospectus and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS AND INDUSTRY

During 2017, we restructured our business operations and our efforts have been focused recently on acquiring entertainment and gaming properties. We are unlikely to generate significant revenues until we complete such acquisitions and integrate their businesses into our company. The failure to successfully integrate the businesses of these entertainment and gaming properties and establish market acceptance of these entertainment and gaming properties, would significantly harm our business.

In August 2017, we sold a portion of our existing business operations. Until recently, we were seeking to acquire businesses in the gaming, security and educational markets. We recently acquired C-Rod, Inc. and a controlling interest in each of Once In A Lifetime LLC and Banana Whale Studios Pte Ltd. We are unlikely to generate significant revenues until we integrate their operations into our company.

We expect that these recently acquired entertainment and gaming properties will account for a majority of our revenue for the foreseeable future. Broad market acceptance of these businesses is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of these entertainment and gaming properties as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our entertainment and gaming properties and on the development, introduction and market acceptance of any future enhancements to those properties. There can be no assurance that we will be successful in marketing our entertainment and gaming properties, and any failure to do so would significantly harm our business.

We may be unable to effectively manage our planned expansion.

Our planned expansion may strain our financial resources. In addition, any significant growth into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any growth, we may face problems related to our operational and financial systems and controls. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

If we are unable to successfully manage our expansion, we may encounter operational and financial difficulties which would in turn adversely affect our business and financial results.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans.

If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully. Such financing, even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

We operate in a fast-evolving industry, which may make it difficult to evaluate our business and prospects.

We recently acquired C-Rod, Inc. and a controlling interest in Once In A Lifetime LLC and Banana Whale Studios Pte Ltd. Our future success depends in part on our ability to anticipate customer demands, expand and enhance our entertainment and gaming offerings and adapt to technological advances on a timely and cost-effective basis. Further, our entertainment and gaming properties must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new entertainment offerings or enhanced versions of existing entertainment and gaming offerings. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new entertainment and gaming offerings may not be favorably received. We cannot assure you that we will be profitable every year. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in operating losses.

The activities of 123 Wish are subject to regulation in certain jurisdictions, and the failure to comply with those regulations could result in fines and other penalties.

Certain jurisdictions have regulations that require 123 Wish to register as a commercial fundraiser and notify governmental authorities of events that it is sponsoring. The failure to comply with applicable regulations could subject 123 Wish to fines and other penalties, including being enjoined from conducting solicitation activities for charitable purposes within the jurisdiction and other civil remedies provided by law.

Certain of our operations and management are located outside of the United States; U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non-U.S. resident officers and directors.

While we are organized under the laws of State of Delaware, our management, our officers and directors are non-U.S. residents, and our headquarters are located outside of the United States. Consequently, it may be difficult for investors to effect service of process on such officers and directors in the United States and to enforce in the United States judgments obtained in United States courts against such persons based on the civil liability provisions of the United States securities laws. Since all our assets are located outside of the U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable.

We are dependent on our management team and the loss of any key member of that team could have a material adverse effect on our operations and financial condition.

We attribute our success to the leadership and contributions of our managing team comprising executive directors and key executives, in particular, to Mark White, our Chief Executive Officer, and Martin Ward, our Chief Financial Officer, and the management of the companies which we acquire.

Our continued success is therefore dependent to a large extent on our ability to retain the services of these key management personnel. The loss of their services without timely and qualified replacement, would adversely affect our operations and hence, our revenue and profits.

We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.

We currently do not maintain any insurance policies against loss of key personnel and business interruption as well as product liability claims. If such events were to occur, our business, financial performance and financial position may be materially and adversely affected.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. If any of our competitors’ copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of patents, patents pending, copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and divert resources from intended uses. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time-consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

We may be unable to adequately safeguard our intellectual property or we may face claims that may be costly to resolve or that limit our ability to use such intellectual property in the future.

Our business is reliant on our intellectual property. Our secure messaging platform and software application are the result of our research and development efforts, which we believe to be proprietary and unique. However, we are unable to assure you that third parties will not assert infringement claims against us in respect of our intellectual property or that such claims will not be successful. It may be difficult for us to establish or protect our intellectual property against such third parties and we could incur substantial costs and diversion of management resources in defending any claims relating to proprietary rights. If any party succeeds in asserting a claim against us relating to the disputed intellectual property, we may need to obtain licenses to continue to use the same. We cannot assure you that we will be able to obtain these licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could cause our business results to suffer.

Our strategy with respect to our intellectual property is to patent our core software concepts wherever possible. All of our software is developed “in-house,” and then licensed to our customers. We take steps, including by contracts, to ensure that any changes, modifications or additions to the secure messaging platform requested by our customers remain the sole intellectual property of our company. However, our efforts in this regard may be inadequate to deter misappropriation of our proprietary information or we may be unable to detect unauthorized use and take appropriate steps to enforce our rights. Policing unauthorized use of our intellectual property is difficult and there can be no assurance that the steps taken by us will prevent misappropriation of our intellectual property.

Where litigation is necessary to safeguard our intellectual property, or to determine the validity and scope of the proprietary rights of others, this could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, financial condition, operating results or future prospects.

If we fail to fulfill our obligations under the Settlement Agreement, Mr. Wu has the right to reassert his claims in the actions against us.

The Settlement Agreement entered into with respect to the actions commenced by Mr. Wu obligates us to take certain actions as a condition to the dismissal of the actions and the release of all of the rights claimed by Mr. Wu under the agreements he entered with us. In particular, we must issue to Mr. Wu a re-executed copy of the 7% Promissory Note in the principal amount of $500,000 due August 31, 2019, which note already has been delivered; and issue to Mr. Wu 354,409 shares of our common stock in reimbursement of a portion of the expenses incurred in connection with the actions (the “Reimbursement Shares”), which issuance has been effected. In addition, we agreed to nominate and cause the election to our Board of Directors, and the re-election at our 2018 and 2019 Annual Meeting of Stockholders, of up to two individuals designated by Mr. Wu. Upon the re-election of Mr. Wu’s nominees at the 2018 Annual Meeting, the 225 Action will be dismissed. To ensure the election of Mr. Wu’s nominees, each of Mark White and Martin Ward have granted Mr. Wu a proxy entitling him to vote their shares in connection with the election of our directors and matters related thereto.

The Settlement Agreement also requires that we redeem at a price of $0.65 per share up to approximately 850,000 shares of common stock from the Additional Investors should they exercise the right we granted them to “put” the shares to us at any time during the period commencing January 1, 2019 and ending December 31, 2020. To the extent we are obligated to redeem any shares from any holder, we may do so by issuing to the holder a promissory note payable in aggregate monthly instalments of $4,000 plus interest accrued at the rate of 6% per annum.

In addition, the Settlement Agreement requires that we facilitate the sale by of 15,354,409 shares of common stock owned by Mr. Wu, plus an additional 129,630 shares he may acquire upon exercise of warrants, and the approximately 850,000 shares held by the Additional Investors. Such cooperation includes the registration of the shares owned by Mr. Wu for resale under the Securities Act, and the delivery to Mr. Wu and the Additional Investors of un-legended certificates at the time such delivery can be effected in accordance with the Securities Act. We have registered the shares owned by Mr. Wu for resale in a registration statement declared effective on November 2, 2018.

Once we have delivered to Mr. Wu the re-executed 7% Promissory Note and the Reimbursement Shares; effected the registration of the Shares for resale by Mr. Wu; caused un-legended certificates to be delivered to Mr. Wu and the Additional Investors; delivered to the Additional Investors which exercise the put rights, a promissory note in redemption of their shares; and delivered to Mr. Wu the proxies of Messrs. White and Ward; and we have appointed and our stockholders have re-elected the two directors designated by Mr. Wu; the parties will exchange releases and a stipulation of dismissal will be filed terminating the initial action commenced by Mr. Wu. Despite the dismissal of the actions commenced by Mr. Wu (if the above conditions are satisfied), the letter agreement with Mr. Wu dated August 2, 2017, pursuant to which Mr. Wu claims certain veto rights with respect to certain actions to be taken by us, and the resignations of Messrs. White and Ward previously delivered to Mr. Wu, will not be deemed void until October 1, 2019, provided that Mr. Wu will not be entitled to seek to enforce the rights evidenced by such instruments, following the satisfaction of the above conditions and dismissal of the first action, unless on or prior to September 30, 2019, any of his shares are registered on a continuously effective registration statement.

If we fail to deliver any of the instruments or agreements or take any of the actions described above, Mr. Wu will have the right to reassert his claims in the actions against us.

RISKS ASSOCIATED WITH OUR COMMON STOCK

As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

As a public company, we are obligated to file with the SEC annual and quarterly information and other reports that are specified in the Exchange Act. We are also subject to other reporting and corporate governance requirements under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, all of which impose significant compliance and reporting obligations upon us and require us to incur additional expense in order to fulfill such obligations.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our management is responsible for establishing and maintaining adequate internal controls over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Though we have substantially improved our corporate governance and internal controls policies, we have identified material weakness in our internal controls with respect to a lack of in-house U.S. GAAP expertise. We will continue to take steps to remediate this material weakness and to improve our control process and procedures with respect to U.S. GAAP expertise and in general as part of our continuing efforts to become compliant with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. However, there is no assurance as to whether and when we will establish effective internal controls over our financial reporting.

Our shares of common stock are from time-to-time thinly-traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has from time-to-time been “thinly traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Our failure to meet the continued listing requirements of the NASDAQ Capital Market could result in a de-listing of our common stock.

Our shares of common stock are currently listed on The NASDAQ Capital Market. If we fail to meet the requirements for continued listing on The NASDAQ Capital Market, The NASDAQ Capital Market may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our stockholders’ ability to sell or purchase our common stock when they wish to do so.

On May 10, 2018, we received a written alert from NASDAQ Listing Qualifications that our closing bid price for the last 30 consecutive businesses was less than $1 per share. NASDAQ Listing Rule 5550(a)(2) requires that we maintain a minimum bid price of $1 per share for continued listing on The NASDAQ Capital Market. NASDAQ Listing Rule 581(c)(3)(A) provides us a compliance period of 180 calendar days to regain compliance.

On November 7, 2018, we received a letter from NASDAQ granting us an additional 180-day period, or until May 6, 2019, to regain compliance with NASDAQ’s minimum $1.00 bid price per share rule for continued listing on The NASDAQ Capital Market. To regain compliance, the closing bid price of the Company’s common stock must be at or above $1.00 per share for a minimum of 10 consecutive business days prior to May 6, 2019.

In the event of a de-listing, we would take actions to restore our compliance with The NASDAQ Capital Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Certain provisions of the General Corporation Law of the State of Delaware may have anti-takeover effects, which may make an acquisition of our company by another company more difficult.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

USE OF PROCEEDS

We will not receive any of the proceeds resulting from the sale of common stock by the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders of 14,500,000 shares our Common Stock, including (i) 4,750,000 shares sold to each of Bespoke Growth Partners, Inc. and BK Consulting Group, LLC for gross proceeds of $1,425,000 in a private placement on November 15, 2018 pursuant to Securities Purchase Agreements; and (ii) a total of 5,000,000 shares issued for consulting and other services. We have agreed to register the Shares for resale.

The following table sets forth the number of shares of our Common Stock beneficially owned by the Selling Stockholders before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. As of November 16, 2018, we had outstanding 85,401,431 shares of Common Stock.

We have assumed all shares of Common Stock reflected in the table will be sold from time-to-time in the offering covered by this prospectus. Because the Selling Stockholders may offer all or any portions of the shares of Common Stock listed in the table below, no estimate can be given as to the amount of those shares of Common Stock covered by this prospectus that will be held by the Selling Stockholders upon the termination of the offering.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before Offering		Number of Shares of Common Stock Offered		Percentage of Common Stock Beneficially Owned Before Offering	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering

Bespoke Growth Partners, Inc. (1)	5,700,000	(2)	5,700,000	(2)	6.67%	0	—
BK Consulting Group, LLC (3)	6,050,000	(4)	6,050,000	(4)	7.08%	0	—
One Percent Investments, Inc. (5)	1,250,000	(6)	1,250,000	(6)	1.46%	0	—
David Steinhurst	500,000	(7)	500,000	(7)	*	0	—
Chad Boily	350,000	(7)	350,000	(7)	*	0	—
Consult Boca LLC (8)	300,000	(7)	300,000	(7)	*	0	—
Brian Uppal	250,000	(7)	250,000	(7)	*	0	—
Michelle Blechner	100,000	(7)	100,000	(7)	*	0	—

* Less than one percent (1%)

(1) Mark Peikin exercises sole voting and investment authority over all of our securities owned by Bespoke Growth Partners, Inc., and thus is deemed to beneficially own such shares pursuant to Rule 13d-3 under the Exchange Act.

(2) Includes 450,000 shares issued for consulting services and 500,000 shares issued in reimbursement of expenses.

(3) Brian Kantor exercises sole voting and investment authority over all of our securities owned by BK Consulting Group, LLC, and thus is deemed to beneficially own such shares pursuant to Rule 13d-3 under the Exchange Act.

(4) Includes 1,300,000 shares issued for consulting services.

(5) Mark Peikin exercises sole voting and investment authority over all of our securities owned by One Percent Investments, Inc., and thus is deemed to beneficially own such shares pursuant to Rule 13d-3 under the Exchange Act.

(6) Represents shares issued for consulting services.

(7) Represents shares issued for services rendered.

(8) Michael Wudyka exercises sole voting and investment authority over all of our securities owned by Consult Boca, LLC and thus is deemed to beneficially own such shares pursuant to Rule 13d-3 under the Exchange Act.

None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer. None of the Selling Stockholders or any of their respective affiliates has held any position, office or other material relationship with us or with any of our predecessors or affiliates during the last three years.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time-to-time, sell any or all of the Shares on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which our shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per Share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders also may sell the Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders also may sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders also may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each of the Selling Stockholders has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by such Selling Stockholder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Articles 7 and 8 of our Articles of Incorporation provide as follows:

“7.	To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.	The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. Any amendment, repeal or modification of this paragraph shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the Shares offered by this prospectus will be passed upon for us by Mandelbaum Salsburg P.C., New York, New York.

EXPERTS

The consolidated financial statements of One Horizon Group, Inc. as of and for the years ended December 31, 2017, and 2016, appearing in our Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding issuers that file electronically with the Commission. Our Commission filings are also available on our Internet website (http://www.one horizoninc.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement.

We have filed with the Commission a registration statement on Form S-3 (Registration No. 333-____), of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information concerning our company and the securities offered hereby, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement.

These documents filed with the SEC are incorporated by reference in this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 16, 2018; our Quarterly Report on Form 10-Q for the period ended June 30, 2018 filed with the SEC on August 17, 2018; and our Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed with the SEC on November 16, 2018;

●	our Current Reports on Form 8-K filed with the SEC on April 3, 2018, May 1, 2018 (Form 8-K/A), May 10, 2018; May 15, 2018; May 22, 2018; May 24, 2018, as amended on July 27, 2018 and as further amended on August 2, 2018; June 7, 2018; July 2, 2018; July 10, 2018; August 2, 2018; August 10, 2018; August 21, 2018; September 21, 2018; September 28, 2018; October 9, 2018; October 17, 2018; October 23, 2018; October 24, 2018; November 7, 2018; and

●	the description of our common stock in the Registration Statement on Form 8-A filed with the SEC on July 2, 2014 (File No. 001-36530), including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time-to-time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may obtain a copy of these filings, without charge, by writing or calling us at:

One Horizon Group, Inc.

34 South Molton Street, London W1K 5RG, United Kingdom

Attention: Martin Ward

+44(0)20 7409 5248

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of those documents.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the common stock by the Selling Stockholders. The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$325.12
Legal expenses	5,000.00
Accounting expenses	2,500.00
Miscellaneous	174.88
Total	$8,000.00

Item 15. Indemnification of Directors and Officers.

Articles 7 and 8 of our Articles of Incorporation provide as follows:

“7.	To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph nine shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.	The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. Any amendment, repeal or modification of this paragraph 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit No.	Description
5.1	Opinion of Mandelbaum Salsburg P.C.
10.1	Securities Purchase Agreement with Bespoke Growth Partners, Inc. (incorporated herein by reference to Exhibit 10.7 to our Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed on November 16, 2018).
10.2	Securities Purchase Agreement with BK Consulting Group, LLC (incorporated herein by reference to Exhibit 10.8 to our Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed on November 16, 2018).
10.3	Consulting Agreement with One Percent Investments, Inc. (incorporated herein by reference to Exhibit 10.6 to our Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed on November 16, 2018).
23.1	Consent of Cherry Bekaert LLP.
23.2	Consent of Mandelbaum Salsburg P.C.(included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 17. Undertakings.

1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on November 16, 2018.

ONE HORIZON GROUP, INC.

By:	/s/ Mark White
Mark White
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Mark White and Martin Ward, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed below by the following persons in the capacities on November 16, 2018.

/s/ Mark White
Mark White
President, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Martin Ward
Martin Ward Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Richard Vos
Richard Vos Director

/s/ Nicholas Carpinello
Nicholas Carpinello Director
/s/ Robert Law
Robert Law Director

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